Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made as of this 24th day of August, 2014, by and between David Rector, dba The David Stephen Group, a sole-proprietorship ("DSG" or “Assignor”) and California Gold Corp. ("Assignee").

Whereas, Assignor is the owner of certain unpatented mining claims located in Lander County, Nevada, which claims are listed on Exhibit A hereto (the "Claims").

Whereas, concurrently with execution and delivery of this Agreement, Assignor is conveying the Claims to Assignee.

Whereas, Assignee desires to acquire Assignor’s interest in certain data related to the Claims.

Whereas, Assignee is planning a reverse stock split of its common stock on a 1:100 basis (the “Stock Split”).

Now, therefore, for good and valuable consideration, receipt of which is hereby confirmed, the parties agree as follows:

1. DSG hereby assigns to Assignee its interest in the Claims and all information, data and records, in whatever form, and all physical material, with respect solely to the title, ownership, mineral potential, environmental condition and liabilities, geology and other attributes of the Claims and the exploration for, extraction and selling of minerals from the Claims and results of all work in connection therewith, including all data, records, reports, field notes, assay results, projections, geological models, results of geological, geophysical and geochemical surveys, sections, drill logs, calculations, maps, charts, photographs, samples and sample pulps, assay rejects, physical rock or soil samples, drill core, feasibility studies, environmental studies, financial projections, metallurgical studies, title documents and agreements, trade secrets, know-how, specifications and drawings, which belongs to DSG (all the foregoing, the "Data").  As soon as reasonably practical after execution of this Agreement, DSG will deliver copies or originals of the Data within DSG’s control or possession, other than any Data copies or originals of which have already been supplied to Assignee.

2. In consideration of DSG’s assignment of its interest in the Data and the Claims, Assignee will deliver to David S. Rector within five business days following the Stock Split a certificate representing 300,000 shares of common stock of Assignee and agrees to and does assume any and all obligations, liabilities and claims related to the Claims and the Data (including without limitation the obligation to pay any fees payable to any person, entity or government and make any filings related to the Claims or the Data), to the extent such obligation arises on or after the date hereof.  Assignee will use commercially reasonable efforts to cause the Stock Split to be completed within 60 days after the date hereof.  If the Stock Split does not occur within that time period, Assignor may demand that Assignee deliver a certificate representing 30,000,000 shares of its common stock and Assignee will do so within five business days after receipt of such notice.

3. Assignor represents to Assignee that its entry into and performance hereunder will not violate any law, statute, regulation or court order applicable to it and does not require any consents or approvals of any third party.

4. Assignee represents and warrants to Assignor that:

a.	its entry into and performance hereunder will not violate any law, statute, regulation or court order applicable to it and does not require any consents or approvals of any third party; and

b.	the shares of Assignee’s stock to be issued to David S. Rector hereunder (the “Shares”) will have been duly authorized and validly issued and will be fully paid and nonassessable.

5. DSG will indemnify and hold Assignee, its employees and agents, harmless from and against any loss, claim or damage (including reasonable attorneys’ fees and costs) arising out of the falsity or breach of a representation or warranty made by DSG in this Agreement.

6. Assignee will indemnify and hold DSG, any employees, affiliates, and agents, harmless from and against any loss, claim or damage (including reasonable attorneys’ fees and costs) arising out of (a) the falsity or breach of a representation or warranty made by it in this Agreement; or (b) the failure to perform the obligations assumed by Assignee under this Agreement.

7. Assignee acknowledges and agrees that the Data and the Claims are being conveyed “AS-IS” and “WITH ALL FAULTS.”  Assignor makes no representation or warranty of any kind as to the Data or the Claims.  Assignee acknowledges it has had the opportunity to investigate both the Data and the Claims and is relying on its own investigation in electing to acquire the Data and the Claims.

8. From and after the date of full execution of this Agreement, each party hereto will do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement.

9. In any action or proceeding to enforce the terms of this Agreement, that may arise out of this Agreement or to redress any violation of this Agreement, the prevailing party will be entitled to recover as damages its reasonable attorneys' fees and reasonable costs incurred, whether or not the action is reduced to judgment. For the purposes of this provision, the "prevailing party" shall be that party who has been successful with regard to the main issue, even if that party did not prevail on all the issues.

10. If any provision of this Agreement is found to be unenforceable, all other provisions will remain in full force and effect.

11. The representations, covenants and obligations of the parties set forth herein will survive the conveyance effected hereby.

12. Any and all notices required or that may be given hereunder shall be deemed received upon receipt when delivered by FedEx or other recognized overnight courier on a business day before 5:00 p.m. in the time zone of the recipient.  The addresses for notice to the parties (until changed by written notice to the other party) are:

California Gold Corp.
10752 Deerwood Park Blvd.
S. Waterview II, Suite 100
Jacksonville, FL 32256
Attn:________________

David S. Rector
________________
________________

13. This instrument may be executed in two or more counterparts, which, when taken together, will constitute one and the same instrument.  Any signature page of this instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto, but having attached to it one or more additional signature pages.  The parties contemplate that they may be executing counterparts of this instrument transmitted by facsimile and agree and intend that a signature transmitted through a facsimile machine will bind the party so signing with the same effect as though the signature were an original signature.

14. The parties hereto acknowledge that each has been given the opportunity to independently review this Agreement with legal counsel, and/or has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof.  In the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Agreement will not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the party drafting the Agreement.

15. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties in connection with the subject matter hereof, except as specifically set forth herein.  No supplements, modifications, waivers or terminations of the Agreement will be binding unless executed in writing by the parties to be bound thereby.

16. The laws of the State of Nevada will govern the interpretation of this Agreement and any claim that may arise out of this Agreement.

17. The exclusive venue for any claim, suit or proceeding arising out of this Agreement will be the State courts of Nevada or any federal court sitting in Nevada and having jurisdiction.

[signatures appear on following page]

[signature page to Assignment and Assumption Agreement-Paramount]

In witness whereof, the parties set their hands as of the date first set forth above.

Assignor: The David Stephen Group, a sole proprietorship By: /s/ David Rector Printed: David Rector	Assignee: California Gold Corp., a Nevada corporation By: /s/ Shea Ralph Printed: Shea Ralph Its: CFO